Exhibit 107

Calculation of Filing Fee Tables

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S-4

ALBERTON ACQUISITION CORPORATION

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-
Fees Previously Paid	Others	Units, each consisting of one Ordinary Share, one redeemable Warrant and one Right(3)(4)	Rule 457(o)	7,169	12.99	93,125.31	0.00010910	10.16
	Equity	Common Stock, par value $0.0001 per share, included as part of the Units(3)(4)(5)	Rule 457(g)	7,169	-	-	-	-
	Equity	Warrants included as part of the Units(3)(4)(6)	Rule 457(g)	7,169	-	-	-	-
	Equity	Rights included as part of the Units(3)(4)(7)	Rule 457(g)	7,169	-	-	-	-
	Equity	Common Stock, separated from the Units(4)(8)	Rule 457(f)	1,271,242	10.96	13,932,812.32	0.00010910	1,520.07
	Equity	Warrants separated from the Units(4)(9)	Rule 457(f)	11,480,823	0.79	9,069,850.17	0.00010910	989.52
	Equity	Rights separated from the Units(4)(10)	Rule 457(f)	11,480,823	0.40	4,592,329.20	0.00010910	502.02
	Equity	Common Stock underlying the warrants(11)	Rule 457(o)	5,743,996	-	-	-	-
	Equity	Common Stock underlying the rights(12)	Rule 457(o)	1,148,799	-	-	-	-
	Equity	Common Stock for merger consideration(13)	Rule 457(f)	28,571,762	10.50	300,003,501	0.00010910	32,730.38
	Equity	Extension Warrants(14)	Rule 457(g)	1,414,480	0.790	1,117,439	0.00010910	121.91
	Equity	Common Stock Shares underlying the Extension Warrants(15)	Rule 457(o)	707,240	-	-	-	-
	Total Offering Amounts					328,809,057.20		35,873.07
	Total Fees Previously Paid							35,873.07
	Total Fee Offsets							-
	Net Fee Due							0

(1)	Based on the closing market price of the units, shares and rights of Alberton Acquisition Corporation on June 30, 2021 for the purpose of calculating the registration fee pursuant to rule 457(f)(1), except that the common stock for merger consideration is valued at $10.50 per share pursuant to the Merger Agreement.
(2)	Pursuant to Rule 416, they are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	The securities of the Registrant being registered will be exchanged on a share-for-share basis for securities of Alberton Acquisition Corporation in connection with the Redomestication of Alberton Acquisition Corporation out of the British Virgin Islands and continue as a Nevada corporation, by way of its continuation out of the British Virgin Islands under Section 184 of the Companies Act and the applicable provisions of Nevada laws so as to continue as a Nevada corporation. Upon consummation of the business combination, the name of the Registrant will be changed to “SolarMax Technology Holdings, Inc.”
(4)	The number of Units (each consisting of one share of common stock, par value $0.0001 per share, one right to receive one-tenth of one share of common stock upon consummation of the business combination, and one warrant to purchase one-half of one share of common stock at a price of $11.50 per whole share) that were issued by the Registrant in connection with its initial public offering pursuant to the Registration Statement on Form S-1 (333-227652). Pursuant to the Redomestication, the Units will automatically become units of the Nevada corporation.
(5)	The number of shares of common stock that are included in the Units as the date hereof.
(6)	The number of warrants that are included in the Units as the date hereof.
(7)	The number of rights that are included in the Units as the date hereof.
(8)	The number of shares common stock that have been separated from the units at the election of the holders as the date hereof.
(9)	The number of warrants that have been separated from the units at the election of the holders as the date hereof.
(10)	The number of rights that have been separated from the units at the election of the holders as the date hereof.
(11)	The number of shares of common stock underlying the warrants included in the units and separated from the units.
(12)	The number of shares of common stock underlying the rights included in the units and separated from the units.
(13)	The maximum number of shares of common stock to be issued as the merger consideration in connection with the business combination.
(14)	Warrants (the “Extension Warrants”) that the Registrant issued in connection with the April 2020 extension, as a dividend of one warrant to purchase one-half share of common stock for each public share remaining after such extension.
(15)	Shares of common stock underlying the Extension Warrants